I hereby consent to the incorporation by reference in the Registration Statements on Form S-8 of Novo Integrated Sciences, Inc. of my report dated December 6, 2017, relating to the financial statements.

AJ Robbins CPA LLC

Denver, Colorado

October 30, 2018

aj@ajrobbins.com

400 South Colorado Blvd Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-845-9078